CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 1, 2026, relating to the financial statements and financial highlights of Angel Oak Multi-Strategy Income Fund and Angel Oak UltraShort Income Fund, each series of Angel Oak Funds Trust, which are included in Form N-CSR for the year ended January 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Fund Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
May 29, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 1, 2026, relating to the financial statements and financial highlights of Angel Oak Income ETF, Angel Oak Ultrashort Income ETF, Angel Oak High Yield Opportunities ETF, and Angel Oak Mortgage-Backed Securities ETF, each series of Angel Oak Funds Trust, which are included in Form N-CSR for the year ended January 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Fund Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
May 29, 2026